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BellSouth Telecommunications, Inc.                             Meredith E. Mays
Legal Department                                               Attorney
125 Perimeter Center West
Suite 37                                                       770 391 4254
Atlanta, GA 30346                                              Fax 770 391 2812

meredith_mays@bellsouth.com
                                  June 27, 2001

DELIVERED BY HAND

Mr. Reece McAlister
Executive Secretary
Georgia Public Service Commission
244 Washington Street, S.W.
Atlanta, GA 30334-5701

         RE: Approval of the Standard Interconnection Agreement Negotiated by
             BellSouth Telecommunications, Inc. ("BellSouth") and Birch Telecom of the South, Inc., pursuant to Sections 251, 252 and 271 of the Telecommunications Act of 1996; Docket No.12757-U

Dear Mr. McAlister:

         Enclosed please find the original and three (3) copies, as well as an electronic filing, of an Amendment to the Standard Interconnection Agreement between BellSouth and Birch Telecom of the South, Inc.

         The term of this Amendment (consisting of 2 pages) shall be from June 12, 2001 to July 13, 2002. This Amendment inserts section 10.4.6.5 into Attachment 2 of the Agreement.

         I would appreciate your filing this Amendment with the Commission and returning the extra copy file-stamped. I have enclosed a self-addressed stamped envelope for your convenience.

         Thank you for your assistance in this matter.

                                                          Very truly yours,


                                                          /s/ Meredith E. Mays
                                                          Meredith E. Mays

cc: Birch Telecom of the South, Inc.
    Ms. Kristy R. Holley

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                   AMENDMENT TO THE INTERCONNECTION AGREEMENT
                BY AND BETWEEN BELLSOUTH TELECOMMUNICATIONS, INC.
                      AND BIRCH TELECOM OF THE SOUTH, INC.
                         d/b/a BIRCH TELECOM d/b/a BIRCH
                               DATED JULY 14, 2000

        This Agreement refers to the Interconnection Agreement ("the Agreement") entered into by Birch Telecom of the South, Inc. d/b/a Birch Telecom d/b/a Birch ("Birch") and BellSouth Telecommunications, Inc. ("BellSouth") on July 14, 2000. This Amendment ("Amendment") is made by and between Birch and BellSouth and shall be deemed effective on the date executed by Birch and BellSouth.

        NOW THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Birch and BellSouth (individually, a "Party" and collectively, the "Parties") hereby covenant and agree as follows:

        1. The Parties hereby mutually agree to incorporate the following
Section 10.4.6.5 into Attachment 2 of the Interconnection Agreement:

               10.4.6.5 In Georgia, in addition to the branding methods described in this Section 10.4.6, Unbranding and Custom Branding are also available for Directory Assistance and Operator Call Processing via Originating Line Number Screening (OLNS) functionlity. When utilizing this method of Unbranding or Custom Branding, Birch shall not be required to purchase dedicated trunking.

               10.4.6.5.1 For BellSouth to provide Unbranding or Custom Branding via OLNS functionality for Operator Call Processing and Directory Assistance, BellSouth must load Birch's Operating Carrier Numbers (OCN(s)) and telephone numbers associated with such OCN(s) in BellSouth's Line Information Database (LIDB); provided, however, that if Birch desires to offer Alternate Billed Services (collect, third number billed and calling card calls) to its end users. Birch must execute a BellSouth LIDB Storage Agreement. To implement Unbranding and Custom Branding via OLNS software, Birch must submit a manual order form which requires, among other things, Birch's OCN and a forecast for the traffic volume anticipated for each BellSouth TOPS during the peak busy hour. Birch shall provide updates to such forecast on a quarterly basis and at any time such forecasted traffic volumes are expected to change significantly. Upon Birch's purchase of Unbranding or Custom Branding using OLNS software for any particular TOPS, all Birch end users served by that TOPS will receive the Unbranded "no announcement" or the Custom Branded announcement. Orders for Unbranding or Custom Branding via OLNS software shall be completed in approximately 60 days from BellSouth's receipt of Birch's complete, error-free order.

               10.4.6.5.2 Rates for Unbranding and Custom Branding via OLNS software for Directory Assistance and for Operator Call Processing are as set forth in Exhibit C to this Attachment. Should Birch utilize Unbranding via OLNS software, all applicable unbranding charges will apply. Should Birch utilize Custom Branding via OLNS software for Directory Assistance, the DRAM or front-end loading, per TOPS switch charge

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                            will apply, in addition to the Professional
                            recording of name rate element. In the event Birch deploys Custom Branding via OLNS software in one region and subsequently deploys Custom Branding via OLNS software in other regions and if Birch requires no change to the recording of Birch's name, the only applicable charges associated with such future deployment of Custom Branding via OLNS software, will be from the DRAM or front end loading, per TOPS switch charge for Directory Assistance.

               10.4.6.5.3 Notwithstanding anything to the contrary in this Agreement, to the extent BillSouth is unable to bill Birch applicable charges currently, BellSouth shall track such charges and will bill the same retroactively at such time as a billing process is implemented. In addition to the charges for Unbranding and Custom Branding via OLNS software, Birch shall continue to pay BellSouth all applicable charges for the use of BellSouth's Directory Assistance and Operator Call Processing platforms as set forth in Exhibit C to this Attachment.

        2. All of the other provisions of the Interconnection Agreement shall remain unchanged and in full force and effect.

        3. Either or both of the Parties are authorized to submit this Amendment to the appropriate State Public Service Commissions or other Regulatory Agencies for approval subject to Section 252(e) of the Federal Telecommunications Act of 1996.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized representatives on the date indicated below.

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

   BIRCH TELECOM OF THE SOUTH, INC.                              BELLSOUTH TELECOMMUNICATIONS, INC.
   d/b/a BIRCH TELECOM d/b/a BIRCH

                  /s/ John M. Ivanuska                                            /s/ C.W. Boltz
   ----------------------------------------------                ---------------------------------------------
                        Signature                                                    Signature

                    JOHN M. IVANUSKA                                                C.W. BOLTZ
   ----------------------------------------------                ----------------------------------------------
                         Name                                                          Name

         VP, REGULATORY & CARRIER RELATION                                      MANAGING DIRECTOR
   ----------------------------------------------                ----------------------------------------------
                         Title                                                        Title

                         6/8/01                                                      6/12/01
   ----------------------------------------------                ----------------------------------------------
                          Date                                                        Date

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